EX-99.(12)

Stradley Ronon Stevens & Young, LLP 2005 Market Street, Suite 2600 Philadelphia, PA 19103 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

April 6, 2018

Board of Trustees, Claymore Exchange-Traded Fund Trust
227 West Monroe Street
 Chicago, IL 60606
Board of Trustees, Claymore Exchange-Traded Fund Trust 2
227 West Monroe Street
 Chicago, IL 60606
Board of Trustees, Rydex ETF Trust
 702 King Farm Boulevard, Suite 200
Rockville, Maryland 20850

Board of Trustees, PowerShares Exchange-Traded Fund Trust
3500 Lacey Road, Suite 700
 Downers Grove, IL 60515
Board of Trustees, PowerShares Exchange-Traded Fund Trust II
3500 Lacey Road, Suite 700
 Downers Grove, IL 60515
Board of Trustees, PowerShares Exchange-Traded Self-Indexed Fund Trust
3500 Lacey Road, Suite 700
 Downers Grove, IL 60515
Board of Trustees, PowerShares Actively Managed Exchange-Traded Fund Trust
3500 Lacey Road, Suite 700
 Downers Grove, IL 60515

Re:
Agreement and Plan of Reorganization ("Agreement") adopted as of April 6, 2018 by and among each of the Guggenheim and Rydex open-end registered investment companies identified as a Target Entity on Exhibit A hereto (each a "Target Entity") separately, on behalf of its respective series identified on Exhibit A hereto (each a "Target Fund"); and (ii) each of the Invesco PowerShares open-end registered investment companies identified as an Acquiring Entity on Exhibit A hereto (each an "Acquiring Entity"),  separately on behalf of its respective series identified on Exhibit A hereto (each an "Acquiring Fund")

Philadelphia, PA • Harrisburg, PA • Malvern, PA • Cherry Hill, NJ • Wilmington, DE • Washington, DC • New York, NY • Chicago, IL
A Pennsylvania Limited Liability Partnership

Board of Trustees, Claymore Exchange-Traded Fund Trust
Board of Trustees, Claymore Exchange-Traded Fund Trust 2
Board of Trustees, PowerShares Exchange-Traded Fund Trust I
Board of Trustees, PowerShares Exchange-Traded Fund Trust II
Board of Trustees, PowerShares Exchange-Traded Self-Indexed Fund Trust
Board of Trustees, PowerShares Actively Managed Exchange-Traded Fund Trust
April 6, 2018

Ladies and Gentlemen:

You have requested our opinion as to certain federal income tax consequences of the Reorganizations set forth on Exhibit A, attached hereto, of the Target Funds, pursuant to which: (i) the Acquiring Fund will acquire the Assets and Liabilities of the Target Fund in exchange for shares of the corresponding Acquiring Fund of equal value to the net assets of the Target Fund being acquired, and (ii) the Target Fund will distribute such shares of the Acquiring Fund to shareholders of the Target Fund, in connection with the liquidation of the Target Fund, all upon the terms and conditions of the Agreement (each such transaction, a "Reorganization" and collectively, the "Reorganizations").  Each Acquiring Fund is, and will be immediately prior to Closing, a shell series, without assets (other than seed capital) or liabilities, created for the purpose of acquiring the Assets and Liabilities of the Target Fund.  Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.

In rendering our opinion, we have reviewed and relied upon: (a) a copy of the executed Agreement, adopted as of April 6, 2018; (b) the Combined Prospectus and Information Statement provided to shareholders of the Target Funds dated January 5, 2018; (c) certain representations concerning the Reorganization made to us by the Acquiring Entities, on behalf of the Acquiring Funds, and the Target Entities, on behalf of the Target Funds, in letters dated April 6, 2018 (the "Representation Letters"); (d) all other documents, financial and other reports and corporate minutes we deemed relevant or appropriate; and (e) such statutes, regulations, rulings and decisions as we deemed material in rendering this opinion.

For purposes of this opinion, we have assumed that each Target Fund on the Closing Date of the Reorganization satisfies, and immediately following the Closing Date of the Reorganization, each Acquiring Fund will continue to satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as regulated investment companies.

Based on the foregoing, and provided the Reorganization is carried out in accordance with the applicable laws of the State of Delaware and the Commonwealth of Massachusetts, the terms of the Agreement and the statements in the Representation Letters for the Target Funds and the Acquiring Funds, it is our opinion that for federal income tax purposes:

Philadelphia, PA • Harrisburg, PA • Malvern, PA • Cherry Hill, NJ • Wilmington, DE • Washington, DC • New York, NY • Chicago, IL
A Pennsylvania Limited Liability Partnership

Board of Trustees, Claymore Exchange-Traded Fund Trust
Board of Trustees, Claymore Exchange-Traded Fund Trust 2
Board of Trustees, PowerShares Exchange-Traded Fund Trust I
Board of Trustees, PowerShares Exchange-Traded Fund Trust II
Board of Trustees, PowerShares Exchange-Traded Self-Indexed Fund Trust
Board of Trustees, PowerShares Actively Managed Exchange-Traded Fund Trust
April 6, 2018

1.       The acquisition by the Acquiring Fund of all of the Assets of its corresponding Target Fund in exchange for the Acquiring Fund shares and the assumption by the Acquiring Fund of the Liabilities of its corresponding Target Fund, followed by the distribution by the Target Fund to its shareholders of the Acquiring Fund shares in complete liquidation of the Target Fund, will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and the Target Fund and Acquiring Fund each will be a "party to the reorganization" within the meaning of Section 368(b) of the Code.
2.       No gain or loss will be recognized by the Target Fund upon the transfer of all of its Assets to, and assumption of its Liabilities by, its corresponding Acquiring Fund in exchange solely for the Acquiring Fund shares pursuant to Sections 361(a) and 357(a) of the Code.
3.       No gain or loss will be recognized by the Acquiring Fund upon the receipt by it of all of the Assets of its corresponding Target Fund in exchange solely for the Acquiring Fund shares and the assumption by the Acquiring Fund of the Liabilities of its corresponding Target Fund pursuant to Section 1032(a) of the Code.
4.       No gain or loss will be recognized by the Target Fund upon the distribution of its corresponding Acquiring Fund's shares to its shareholders in complete liquidation of the Target Fund pursuant to Section 361(c)(1) of the Code.
5.       The tax basis of the Assets of the Target Fund received by the corresponding Acquiring Fund will be the same as the tax basis of the Assets to the Target Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.
6.       The holding periods of the Assets of the Target Fund received by its corresponding Acquiring Fund will include the periods during which such Assets were held by the Target Fund pursuant to Section 1223(2) of the Code.
7.       No gain or loss will be recognized by the shareholders of the Target Fund upon the exchange of their Target Fund shares for its corresponding Acquiring Fund's shares (including fractional shares to which they may be entitled), pursuant to Section 354(a) of the Code.
8.       The aggregate tax basis of the Acquiring Fund shares received by shareholders of a Target Fund (including fractional shares to which they may be entitled) will be the same as the aggregate tax basis of the Target Fund shares exchanged therefor pursuant to Section 358(a)(1) of the Code.

Philadelphia, PA • Harrisburg, PA • Malvern, PA • Cherry Hill, NJ • Wilmington, DE • Washington, DC • New York, NY • Chicago, IL
A Pennsylvania Limited Liability Partnership

Board of Trustees, Claymore Exchange-Traded Fund Trust
Board of Trustees, Claymore Exchange-Traded Fund Trust 2
Board of Trustees, PowerShares Exchange-Traded Fund Trust I
Board of Trustees, PowerShares Exchange-Traded Fund Trust II
Board of Trustees, PowerShares Exchange-Traded Self-Indexed Fund Trust
Board of Trustees, PowerShares Actively Managed Exchange-Traded Fund Trust
April 6, 2018

9.       The holding period of the Acquiring Fund shares received by a shareholder of the Target Fund (including fractional shares to which they may be entitled) will include the holding period of the Target Fund shares exchanged therefor, provided that the shareholder held such Target Fund as a capital asset on the date of the Reorganization pursuant to Section 1223(1) of the Code.
10.       For purposes of Section 381 of the Code, the Acquiring Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the regulations issued by the United States Department of the Treasury (the "Income Tax Regulations"), the items of the Target Fund described in Section 381(c) of the Code as if there had been no Reorganization, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code, if applicable, and the Income Tax Regulations promulgated thereunder.
Notwithstanding anything to the contrary herein, we express no opinion as to the effect of the Reorganization on the Target Funds, the Acquiring Funds or any Target Fund shareholders with respect to any asset as to which any gain or loss is required to be recognized for federal income tax purposes regardless of whether such transfer would otherwise be a nonrecognition transaction under the Code.

Our opinion is based upon the Code, the applicable Income Tax Regulations, the present positions of the Internal Revenue Service (the "Service") as are set forth in published revenue rulings and revenue procedures, present administrative positions of the Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

Our opinion is conditioned upon the performance by the Acquiring Entities, on behalf of the Acquiring Funds, and the Target Entities, on behalf of the Target Funds, of the undertakings in the Agreement and the Representation Letters. Except as expressly set forth above, we express no other opinion to any party as to the tax consequences, whether federal, state, local or foreign, with respect to (i) the Reorganization or any transaction related to or contemplated by such Reorganization (or incident thereto) or (ii) the effect, if any, of the Reorganization on any other transaction and/or the effect, if any, of any such other transaction on the Reorganization.

We hereby consent to the use of this opinion as an exhibit to the registration statement of each Acquiring Fund on Form N-14, and any amendments thereto, covering the registration of

Philadelphia, PA • Harrisburg, PA • Malvern, PA • Cherry Hill, NJ • Wilmington, DE • Washington, DC • New York, NY • Chicago, IL
A Pennsylvania Limited Liability Partnership

Board of Trustees, Claymore Exchange-Traded Fund Trust
Board of Trustees, Claymore Exchange-Traded Fund Trust 2
Board of Trustees, PowerShares Exchange-Traded Fund Trust I
Board of Trustees, PowerShares Exchange-Traded Fund Trust II
Board of Trustees, PowerShares Exchange-Traded Self-Indexed Fund Trust
Board of Trustees, PowerShares Actively Managed Exchange-Traded Fund Trust
April 6, 2018

the Acquiring Fund Shares under the Securities Act of 1933, as amended, to be issued in the Reorganization.

Very truly yours,

/s/ Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP

Philadelphia, PA • Harrisburg, PA • Malvern, PA • Cherry Hill, NJ • Wilmington, DE • Washington, DC • New York, NY • Chicago, IL
A Pennsylvania Limited Liability Partnership

EXHIBIT A

CHART OF REORGANIZATIONS

Acquiring Fund and Acquiring Entity	Corresponding Target Fund and Target Entity

PowerShares Exchange-Traded Fund Trust
PowerShares S&P 100® Equal Weight Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P 100® Equal Weight ETF, a series of Rydex ETF Trust
PowerShares S&P 500® Equal Weight Consumer Discretionary Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P 500® Equal Weight Consumer Discretionary ETF, a series of Rydex ETF Trust
PowerShares S&P 500® Equal Weight Consumer Staples Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P 500® Equal Weight Consumer Staples ETF, a series of Rydex ETF Trust
PowerShares S&P 500® Equal Weight Energy Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P 500® Equal Weight Energy ETF, a series of Rydex ETF Trust
PowerShares S&P 500® Equal Weight Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P 500® Equal Weight ETF, a series of Rydex ETF Trust
PowerShares S&P 500® Equal Weight Financials Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P 500® Equal Weight Financials ETF, a series of Rydex ETF Trust
PowerShares S&P 500® Equal Weight Health Care Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P 500® Equal Weight Health Care ETF, a series of Rydex ETF Trust
PowerShares S&P 500® Equal Weight Industrials Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P 500® Equal Weight Industrials ETF, a series of Rydex ETF Trust
PowerShares S&P 500® Equal Weight Materials Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P 500® Equal Weight Materials ETF, a series of Rydex ETF Trust
PowerShares S&P 500® Equal Weight Real Estate Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P 500® Equal Weight Real Estate ETF, a series of Rydex ETF Trust
PowerShares S&P 500® Equal Weight Technology Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P 500® Equal Weight Technology ETF, a series of Rydex ETF Trust
PowerShares S&P 500® Equal Weight Utilities Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P 500® Equal Weight Utilities ETF, a series of Rydex ETF Trust
PowerShares S&P 500® Pure Growth Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P 500® Pure Growth ETF, a series of Rydex ETF Trust
PowerShares S&P 500® Pure Value Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P 500® Pure Value ETF, a series of Rydex ETF Trust
PowerShares S&P 500® Top 50 Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P 500® Top 50 ETF, a series of Rydex ETF Trust
PowerShares S&P MidCap 400® Equal Weight Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P MidCap 400® Equal Weight ETF, a series of Rydex ETF Trust

Exhibit A, Page 1 of 4

PowerShares S&P MidCap 400® Pure Growth Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P MidCap 400® Pure Growth ETF, a series of Rydex ETF Trust
PowerShares S&P MidCap 400® Pure Value Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P MidCap 400® Pure Value ETF, a series of Rydex ETF Trust
PowerShares S&P SmallCap 600® Equal Weight Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P SmallCap 600® Equal Weight ETF, a series of Rydex ETF Trust
PowerShares S&P SmallCap 600® Pure Growth Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P SmallCap 600® Pure Growth ETF, a series of Rydex ETF Trust
PowerShares S&P SmallCap 600® Pure Value Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P SmallCap 600® Pure Value ETF, a series of Rydex ETF Trust
PowerShares Dow Jones Industrial Average Dividend Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim Dow Jones Industrial Average Dividend ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares Insider Sentiment Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim Insider Sentiment ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares Zacks Mid-Cap Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim Mid-Cap Core ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares Zacks Multi-Asset Income Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim Multi-Asset Income ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares S&P Spin-Off Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim S&P Spin-Off ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares Wilshire Micro-Cap Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Wilshire Micro-Cap ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares Exchange-Traded Fund Trust II
PowerShares MSCI Emerging Markets Equal Country Weight Portfolio, a series of PowerShares Exchange-Traded Fund Trust II	Guggenheim MSCI Emerging Markets Equal Country Weight ETF, a series of Rydex ETF Trust
PowerShares S&P Global Dividend Opportunities Index Portfolio, a series of PowerShares Exchange-Traded Fund Trust II	Guggenheim S&P Global Dividend Opportunities Index ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares China All-Cap Portfolio, a series of PowerShares Exchange-Traded Fund Trust II	Guggenheim China All-Cap ETF, a series of Claymore Exchange-Traded Fund Trust 2
PowerShares China Real Estate Portfolio, a series of PowerShares Exchange-Traded Fund Trust II	Guggenheim China Real Estate ETF, a series of Claymore Exchange-Traded Fund Trust 2
PowerShares Frontier Markets Portfolio, a series of PowerShares Exchange-Traded Fund Trust II	Guggenheim Frontier Markets ETF, a series of Claymore Exchange-Traded Fund Trust 2
PowerShares Zacks International Multi-Asset Income Portfolio, a series of PowerShares Exchange-Traded Fund Trust II	Guggenheim International Multi-Asset Income ETF, a series of Claymore Exchange-Traded Fund Trust 2
PowerShares MSCI Global Timber Portfolio, a series of PowerShares Exchange-Traded Fund Trust II	Guggenheim MSCI Global Timber ETF, a series of Claymore Exchange-Traded Fund Trust 2
PowerShares S&P Global Water Index Portfolio, a series of PowerShares Exchange-Traded Fund Trust II	Guggenheim S&P Global Water Index ETF, a series of Claymore Exchange-Traded Fund Trust 2

Exhibit A, Page 2 of 4

PowerShares Shipping Portfolio, a series of PowerShares Exchange-Traded Fund Trust II	Guggenheim Shipping ETF, a series of Claymore Exchange-Traded Fund Trust 2

PowerShares Actively Managed Exchange-Traded Fund Trust
PowerShares Ultra Short Duration Portfolio, a series of PowerShares Actively Managed Exchange-Traded Fund Trust	Guggenheim Ultra Short Duration ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares Total Return Bond Portfolio, a series of PowerShares Actively Managed Exchange-Traded Fund Trust	Guggenheim Total Return Bond ETF, a series of Claymore Exchange-Traded Fund Trust 2

PowerShares Exchange-Traded Self-Indexed Fund Trust
PowerShares Multi-Factor Large Cap Portfolio, a series of PowerShares Exchange-Traded Self-Indexed Fund Trust	Guggenheim Multi-Factor Large Cap ETF, a series of Rydex ETF Trust
PowerShares BulletShares 2018 Corporate Bond Portfolio, a series of PowerShares Exchange-Traded Self-Indexed Fund Trust	Guggenheim BulletShares 2018 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares BulletShares 2018 High Yield Corporate Bond Portfolio, a series of PowerShares Exchange-Traded Self-Indexed Fund Trust	Guggenheim BulletShares 2018 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares BulletShares 2019 Corporate Bond Portfolio, a series of PowerShares Exchange-Traded Self-Indexed Fund Trust	Guggenheim BulletShares 2019 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares BulletShares 2019 High Yield Corporate Bond Portfolio, a series of PowerShares Exchange-Traded Self-Indexed Fund Trust	Guggenheim BulletShares 2019 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares BulletShares 2020 Corporate Bond Portfolio, a series of PowerShares Exchange-Traded Self-Indexed Fund Trust	Guggenheim BulletShares 2020 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares BulletShares 2020 High Yield Corporate Bond Portfolio, a series of PowerShares Exchange-Traded Self-Indexed Fund Trust	Guggenheim BulletShares 2020 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares BulletShares 2021 Corporate Bond Portfolio, a series of PowerShares Exchange-Traded Self-Indexed Fund Trust	Guggenheim BulletShares 2021 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares BulletShares 2021 High Yield Corporate Bond Portfolio, a series of PowerShares Exchange-Traded Self-Indexed Fund Trust	Guggenheim BulletShares 2021 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares BulletShares 2022 Corporate Bond Portfolio, a series of PowerShares Exchange-Traded Self-Indexed Fund Trust	Guggenheim BulletShares 2022 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares BulletShares 2022 High Yield Corporate Bond Portfolio, a series of PowerShares Exchange-Traded Self-Indexed Fund Trust	Guggenheim BulletShares 2022 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares BulletShares 2023 Corporate Bond Portfolio, a series of PowerShares Exchange-Traded Self-Indexed Fund Trust	Guggenheim BulletShares 2023 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust

Exhibit A, Page 3 of 4

PowerShares BulletShares 2023 High Yield Corporate Bond Portfolio, a series of PowerShares Exchange-Traded Self-Indexed Fund Trust	Guggenheim BulletShares 2023 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares BulletShares 2024 Corporate Bond Portfolio, a series of PowerShares Exchange-Traded Self-Indexed Fund Trust	Guggenheim BulletShares 2024 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares BulletShares 2024 High Yield Corporate Bond Portfolio, a series of PowerShares Exchange-Traded Self-Indexed Fund Trust	Guggenheim BulletShares 2024 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares BulletShares 2025 Corporate Bond Portfolio, a series of PowerShares Exchange-Traded Self-Indexed Fund Trust	Guggenheim BulletShares 2025 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares BulletShares 2026 Corporate Bond Portfolio, a series of PowerShares Exchange-Traded Self-Indexed Fund Trust	Guggenheim BulletShares 2026 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares BulletShares 2027 Corporate Bond Portfolio, a series of PowerShares Exchange-Traded Self-Indexed Fund Trust	Guggenheim BulletShares 2027 Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares Defensive Equity Portfolio, a series of PowerShares Exchange-Traded Self-Indexed Fund Trust	Guggenheim Defensive Equity ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares U.S. Large Cap Optimized Volatility Portfolio, a series of PowerShares Exchange-Traded Self-Indexed Fund Trust	Guggenheim U.S. Large Cap Optimized Volatility ETF, a series of Claymore Exchange-Traded Fund Trust 2

Exhibit A, Page 4 of 4